Exhibit 10(d)(i)

FIRST AMENDMENT TO MCDONALD’S CORPORATION 1975 STOCK OWNERSHIP OPTION PLAN AS AMENDED AND RESTATED

The McDonald’s Corporation 1975 Stock Ownership Option Plan, as amended and restated, (the “Plan”), is amended, effective as of February 14, 2007, as set forth below.

1.	Section 9(g) of the Plan is amended to replace the reference to “30” with the term “90”.

2.	Section 11 of the Plan is amended and restated in its entirety as follows:

“The Committee shall (in the case of Corporate Transactions (as defined below), may) make such adjustments as it deems appropriate and equitable, in its discretion, to the following:

a) the aggregate numbers of shares of Stock under Section 2;

b) the number of shares covered by an outstanding option or other award; and

c) the purchase price of options,

and such other adjustments to outstanding options as the Committee may determine to be appropriate and equitable, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, or similar event affecting the capital structure of the Company (each, a “Share Change”), or a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, other distribution of cash or property (including an extraordinary cash dividend), disaffiliation of a Subsidiary or similar event of or by the Company (each type of event described in this sentence other than a Share Change, a “Corporate Transaction”). Such adjustments may include, without limitation, (i) the cancellation of outstanding options in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such options, (ii) the substitution of other property (including, without limitation, other securities and securities of entities other than the Company that agree to such substitution) for the stock available under this Plan and/or the stock covered by outstanding options, and (iii) in connection with any event in which a Subsidiary ceases to be a Subsidiary for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary), arranging for the assumption, or replacement with new awards, of options held by optionees employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following such event.”

3.	Except as amended above, the Plan shall remain in full force and effect.